UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2008

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2008, Lee A. Daniels informed the Board of Directors of Raser Technologies, Inc. that he would not stand for re-election as a member of Raser's Board of Directors at Raser's 2008 Annual Meeting of Stockholders. Mr. Daniels recently accepted a voluntary assignment to serve as Mission President for The Church of Jesus Christ of Latter-day Saints in Sapporo, Japan. Mr. Daniels has served as a member of the Board of Directors since 2004 and has served on various board committees, including as Chairman of both the audit committee and the compensation committee. Mr. Daniels will serve the remainder of his current three-year term, which terminates at the 2008 Annual Meeting of Stockholders on May 28, 2008. The nominating and governance committee of the Board of Directors intends to nominate a new director nominee to stand for election as a Class III director at the 2008 Annual Meeting of Stockholders in order to fill the vacancy created by the completion of Mr. Daniels' term.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: April 25, 2008	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer